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                [LETTERHEAD OF ERNST & YOUNG LLP APPEARS HERE]




                                                           Exhibit 1 to Form 8-K


June 17, 1996


Securities and Exchange Commission
450 Fifth Street, N. W.
Washington, D.C. 20549

Gentlemen:

We have read Item 4 of Form 8-K dated June 17, 1996, of Irata, Inc. and are in agreement with the statements contained in the first sentence of paragraph 1 and paragraphs 2 through 4 on page 1 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.



                                            ERNST & YOUNG LLP



      Ernst & Young LLP is a member of Ernst & Young International, Ltd.